UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Knoll, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

SUPPLEMENT TO THE PROXY STATEMENT OF KNOLL, INC.

DATED MARCH 26, 2015 FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2015

On or about March 26, 2015, Knoll, Inc. (the “Company”) made available a proxy statement (the “Proxy Statement”) to its stockholders describing the matters to be voted on at the Annual Meeting of Stockholders to be held on May 6, 2015 (the “Annual Meeting”), including a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal Number 3).

After making the Proxy Statement available to stockholders, the Company was informed by Institutional Shareholder Services (“ISS”) that Proposal Number 3 received an unfavorable recommendation because of the amount of our CEO’s annual short term cash incentive payment and a supplemental equity retention award made to our CEO in April 2014.

The Company respectfully disagrees with the ISS recommendation and asks our stockholders to consider the following points:

•                  The supplemental equity grant to our CEO vests over 4 years, an extended and critical period for our Company, and reflects our CEO’s important role in driving the strategic direction of our business.  The retention grant also reflects the Company’s appreciation of the CEO’s unique industry background and experience, including his extensive experience in the fields of product design, sales and marketing.  Four years is a significant time horizon and the Company’s Board of Directors (the “Board”) believes the grant better aligns the long-term interests of the CEO with the interests of our stockholders.

•                  One-half of the supplemental equity grant is time vested and one-half is performance based.  Therefore, the amount included in the Summary Compensation Table may not reflect the actual realized value of the grant, because the amount included in the Summary Compensation Table is based on the grant date fair value of the award computed in accordance with accounting standards.

•                  The Company’s stock performance has been strong over a one year, three year and five year period.  Significant stockholder value has been created by the Company’s performance over these periods and the Board believes that this performance more than justifies the retention grant.

•                  With respect to the annual incentive payment made to our CEO, in making this award the Board considered that the Company’s operating profit increased by more than 85% over 2013 and its earnings per share almost doubled.  The Board also considered our CEO’s critical role in accomplishing the successful acquisition and integration of Holly Hunt Enterprises, Inc. which was completed in February 2014.

•                  The Company is committed to pay-for-performance, which is evidenced by our 2013 compensation.  All of our named executive officers received 2013 incentive payments substantially below target based on 2013 performance.

This Supplement to the Proxy Statement is first being released to stockholders on or about April 23, 2015, and should be read together with the Proxy Statement.  The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.